EXHIBIT 99.1

Marlin Business Services Corp. Reports Third Quarter 2015 Earnings and a Cash Dividend of $0.14 Per Share

Third Quarter Highlights:

  Net income of $4.8 million, EPS of $0.38 per share
  Net investments in leases and loans of $659 million, up 6.6% year-over-year
  Return on average equity of 10.95% for the third quarter
  Risk adjusted net interest and fee margin of 10.72% for the quarter
  $100.5 million of lease and loan volume originated, up 22% year-over-year
  $580 million of insured deposits, up 8.4% year-over-year
  $2.00 per share special dividend declared during the third quarter
  Capital position remains strong, equity to assets ratio of 19.14%

MOUNT LAUREL, N.J., Nov. 2, 2015 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ:MRLN) today reported third quarter 2015 net income of $4.8 million, or $0.38 per diluted share, compared to $4.9 million and $0.38 per share for third quarter 2014.

"We are pleased with our results across the board in the third quarter, in particular surpassing $100 million in new originations," said Edward Siciliano, Interim CEO and Chief Sales Officer. "We are well-positioned to continue to execute on our growth plan heading into the fourth quarter of 2015," said Siciliano.

Lease and loan origination volume was $100.5 million for the third quarter 2015, compared to $92.6 million for the quarter ended June 30, 2015. Third quarter lease origination volume was $98.2 million, an increase of $6.3 million compared to second quarter 2015 and $15.8 million compared to the comparable prior year period. Loan origination volume was $2.3 million for the third quarter, compared to $0.7 million for the quarter ended June 30, 2015.

The yield on new lease and loan originations for the quarter was 11.06%, compared to 11.16% for the second quarter ended June 30, 2015.

Net interest and fee margin of 11.96% was down 9 basis points from the second quarter of 2015 due, in part, to the competitive interest rate environment and a slight increase in cost of funds, partially offset by higher fee income. The Company's third quarter 2015 cost of funds was 89 basis points, compared to 85 basis points for second quarter 2015 and 82 basis points for the comparable 2014 period.

The allowance for credit losses as a percentage of total finance receivables was 1.31% at September 30, 2015, and represents 270% of total 60+ day delinquencies.

Finance receivables over 30 days delinquent were 0.75% of the Company's portfolio as of September 30, 2015, 5 basis points higher than the second quarter of 2015 and 6 basis points lower than third quarter 2014.  Finance receivables over 60 days delinquent were 0.43% of the Company's portfolio as of September 30, 2015, versus 0.40% at June 30, 2015 and 0.47% at September 2014.

Third quarter net charge-offs were 1.23% of total finance receivables down from 1.84% of total finance receivables for the second quarter ended June 30, 2015 and down from 1.36% a year ago.

The Company's efficiency ratio was 54% for the quarter ended September 30, 2015 compared to 56% for the quarter ended June 30, 2015 and 48% for the quarter ended September 30, 2014.

In conjunction with this release, static pool loss statistics and a vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlinfinance.com.

The Company continued to execute on its stock repurchase plan and repurchased 196,196 shares of its common stock during the third quarter ended September 30, 2015. Through the third quarter, the Company has repurchased 406,719 shares in 2015.

On September 14, 2015, the Company declared a $2.00 per share special dividend to shareholders. Capital levels remain strong with an equity to assets ratio of 19.14% at September 30, 2015.

The Board of Directors of Marlin Business Services Corp. today declared a $0.14 per share regular quarterly dividend.  The dividend is payable November 23, 2015, to shareholders of record on November 12, 2015.  Based on the closing stock price on October 30, 2015, the annualized dividend yield on the Company's common stock is 3.17%.

Conference Call and Webcast

We will host a conference call on Tuesday, November 3, 2015 at 9:00 a.m. ET to discuss the Company's third quarter 2015 results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlinfinance.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 45 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of commercial lending solutions for small and mid-size businesses. Through its wholly-owned operating subsidiary, Marlin Business Bank, Marlin provides innovative commercial financing programs. Our equipment financing and loan products are offered directly to businesses, and through third party vendor programs, which includes manufacturers, distributors, independent dealers and brokers. Since its inception in 1997, Marlin has extended credit to over a quarter of a million business customers. Our mission is to offer convenient financing products while providing the highest level of personalized customer service. Marlin is publicly traded (NASDAQ:MRLN). For more information about Marlin, visit www.marlincorp.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2015	2014

	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$ 4,366	$ 2,437
Interest-earning deposits with banks	100,852	108,219
Total cash and cash equivalents	105,218	110,656
Time deposits with banks	7,368	—
Restricted interest-earning deposits with banks	389	711
Securities available for sale (amortized cost of $6.1 million and $5.8 million at September 30, 2015 and December 31, 2014, respectively)	6,048	5,722
Net investment in leases and loans	659,253	629,507
Property and equipment, net	4,003	2,846
Property tax receivables	885	690
Other assets	7,290	8,317
Total assets	$ 790,454	$ 758,449

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$ 579,625	$ 550,119
Other liabilities:
Dividends payable	25,508	—
Sales and property taxes payable	5,409	2,739
Accounts payable and accrued expenses	13,279	14,406
Net deferred income tax liability	15,319	17,221
Total liabilities	639,140	584,485

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,617,269 and 12,838,449 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	126	128
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	84,004	89,130
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive loss	(27)	(17)
Retained earnings	67,213	84,725
Total stockholders' equity	151,314	173,964
Total liabilities and stockholders' equity	$ 790,454	$ 758,449

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

	(Dollars in thousands, except per-share data)

Interest income	$ 16,690	$ 16,705	$ 49,665	$ 50,182
Fee income	3,915	3,881	11,762	11,016
Interest and fee income	20,605	20,586	61,427	61,198
Interest expense	1,433	1,250	4,087	3,647
Net interest and fee income	19,172	19,336	57,340	57,551
Provision for credit losses	1,986	2,706	7,542	6,562
Net interest and fee income after provision for credit losses	17,186	16,630	49,798	50,989

Other income:
Insurance income	1,470	1,341	4,294	3,996
Other income	572	400	1,336	1,176
Other income	2,042	1,741	5,630	5,172
Other expense:
Salaries and benefits	7,058	6,313	21,290	19,962
General and administrative	4,357	3,818	12,780	11,975
Financing related costs	34	297	184	881
Other expense	11,449	10,428	34,254	32,818
Income before income taxes	7,779	7,943	21,174	23,343
Income tax expense	2,982	3,039	8,173	8,860
Net income	$ 4,797	$ 4,904	$ 13,001	$ 14,483

Basic earnings per share	$ 0.38	$ 0.38	$ 1.01	$ 1.12
Diluted earnings per share	$ 0.38	$ 0.38	$ 1.01	$ 1.12

Cash dividends declared per share	$ 2.14	$ 0.13	$ 2.39	$ 0.35

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	9/30/2014	12/31/2014	3/31/2015	6/30/2015	9/30/2015

Net Income:
Net Income	$4,904	$4,867	$4,055	$4,149	$4,797

Annualized Performance Measures:
Return on Average Assets	2.67%	2.64%	2.17%	2.18%	2.51%
Return on Average Stockholders' Equity	11.50%	11.21%	9.33%	9.47%	10.95%

EPS Data:
Net Income Allocated to Common Stock	$4,762	$4,731	$3,932	$4,031	$4,661
Number of Shares - Basic	12,487,968	12,466,264	12,487,241	12,450,283	12,406,767
Basic Earnings per Share	$0.38	$0.38	$0.31	$0.32	$0.38

Number of Shares - Diluted	12,539,717	12,515,904	12,523,258	12,464,638	12,413,497
Diluted Earnings per Share	$0.38	$0.38	$0.31	$0.32	$0.38

Cash Dividends Declared per share	$0.125	$0.125	$0.125	$0.125	$2.14

New Asset Production:
Leased Equipment Volume	$82,459	$89,362	$80,084	$91,981	$98,237
Loan Origination Volume	$0	$0	$235	$654	$2,264
New Originations	$82,459	$89,362	$80,319	$92,635	$100,501

Syndication Volume	$0	$91	$1,272	$606	$1,394
Total Asset Origination	$82,459	$89,453	$81,591	$93,241	$101,895

Implicit Yield on New Lease Originations	11.06%	10.89%	10.78%	11.04%	10.48%
Implicit Yield on New Loan Originations	n/a	n/a	35.61%	27.73%	36.00%
Total Implicit Yield on New Originations	11.06%	10.89%	10.85%	11.16%	11.06%

# of Sales Reps	116	115	125	127	131
# of Leases	6,130	6,290	5,691	6,366	6,476
Lease Approval Percentage	65%	66%	63%	64%	66%
Average Monthly Lease Sources	1,125	1,147	1,015	1,143	1,106

Net Interest and Fee Margin:
Interest Income Leasing	$16,633	$16,500	$16,405	$16,347	$16,473
Interest Income Loans	$11	$15	$17	$62	$139

Interest Income Yield	10.98%	10.80%	10.60%	10.52%	10.41%
Fee Income Yield	2.55%	2.54%	2.65%	2.38%	2.44%
Interest and Fee Income Yield	13.53%	13.34%	13.25%	12.90%	12.85%
Cost of Funds	0.82%	0.86%	0.85%	0.85%	0.89%
Net Interest and Fee Margin	12.71%	12.48%	12.40%	12.05%	11.96%

Average Total Finance Receivables	$608,290	$614,068	$622,120	$627,079	$641,020
Average Net Investment in Leases	$607,055	$612,910	$620,937	$625,347	$638,358
Average Loans	$1,235	$1,158	$1,183	$1,732	$2,662

End of Period Net Investment in Leases	$617,518	$628,384	$626,617	$639,065	$655,458
End of Period Loans	$1,173	$1,123	$1,402	$2,017	$3,795

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	0.81%	0.85%	0.87%	0.70%	0.75%
30+ Days Past Due Delinquencies	$5,668	$5,997	$6,208	$5,053	$5,562

60+ Days Past Due Delinquencies	0.47%	0.51%	0.57%	0.40%	0.43%
60+ Days Past Due Delinquencies	$3,290	$3,602	$4,057	$2,899	$3,186

Net Charge-offs - Total Finance Receivables	$2,060	$2,388	$2,646	$2,880	$1,965
% on Average Total Finance Receivables
Annualized	1.36%	1.56%	1.70%	1.84%	1.23%

Net Charge-offs - Leasing	$2,060	$2,388	$2,646	$2,880	$1,954
% on Average Net Investment in Leases
Annualized	1.36%	1.56%	1.71%	1.84%	1.22%

Net Charge-offs - Loans	$0	$0	$0	$0	$11
% of Average Loans
Annualized	n/a	n/a	n/a	n/a	1.65%

Allowance for Credit Losses	$8,371	$8,537	$9,231	$8,567	$8,588
% of 60+ Delinquencies	254.44%	237.01%	227.53%	295.52%	269.55%

90+ Day Delinquencies (Non-earning total finance receivables)	$1,903	$1,742	$1,975	$1,433	$1,684

Expense Ratios:
Salaries and Benefits Expense	$6,313	$6,666	$6,967	$7,265	$7,058
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	4.15%	4.34%	4.48%	4.63%	4.40%

Total personnel end of quarter	279	285	296	302	307

General and Administrative Expense	$3,818	$3,630	$4,093	$4,330	$4,357
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.51%	2.36%	2.63%	2.76%	2.72%

Efficiency Ratio	48.07%	48.86%	52.37%	56.19%	53.81%

Balance Sheet:

Assets
Investment in Leases and Loans	$616,916	$627,922	$627,167	$639,333	$657,143
Initial Direct Costs and Fees	10,146	10,122	10,083	10,316	10,697
Reserve for Credit Losses	(8,371)	(8,537)	(9,231)	(8,567)	(8,588)
Net Investment in Leases and Loans	$618,691	$629,507	$628,019	$641,082	$659,252
Cash and Cash Equivalents	104,211	110,656	113,129	90,740	105,218
Restricted Cash	945	711	1,545	543	389
Other Assets	16,338	17,575	26,536	32,607	25,595
Total Assets	$740,185	$758,449	$769,229	$764,972	$790,454

Liabilities
Deposits	534,556	550,119	557,835	554,190	579,625
Other Liabilities	35,583	34,366	36,305	34,292	59,515
Total Liabilities	$570,139	$584,485	$594,140	$588,482	$639,140

Stockholders' Equity
Common Stock	$128	$128	$128	$128	$126
Paid-in Capital, net	88,543	89,128	87,832	86,723	84,002
Other Comprehensive Income (Loss)	(84)	(17)	(35)	(75)	(27)
Retained Earnings	81,459	84,725	87,164	89,714	67,213
Total Stockholders' Equity	$170,046	$173,964	$175,089	$176,490	$151,314

Total Liabilities and
Stockholders' Equity	$740,185	$758,449	$769,229	$764,972	$790,454

Capital and Leverage:
Equity	$170,046	$173,964	$175,089	$176,490	$151,314
Debt to Equity	3.14	3.16	3.19	3.14	3.83
Equity to Assets	22.97%	22.94%	22.76%	23.07%	19.14%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	23.06%	23.43%	23.21%	23.07%	19.72%
Common Equity Tier 1 Risk-based Capital			26.00%	25.72%	21.54%
Tier 1 Risk-based Capital	26.11%	26.14%	26.00%	25.72%	21.54%
Total Risk-based Capital	27.36%	27.39%	27.25%	26.97%	22.76%

Notes:
Net investment in total finance receivables includes net investment in direct financing leases and loans.
Common Equity Tier 1 Risk-based Capital became effective on January 1, 2015.
CONTACT: Investor Relations Dept.
         (877) 864-MRLN (6756)
         investorrelations@marlincorp.com